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                                                                     EXHIBIT 5.1


                                  July 24, 1998


Cooker Restaurant Corporation
5500 Village Boulevard
West Palm Beach, Florida 33407

     Re:      Public Offering of Common Shares

Gentlemen:

     We have acted as counsel for Cooker Restaurant Corporation, an Ohio corporation (the "Company"), in connection with the 1996 Officers' Stock Option Plan and the 1996 Employees' Stock Option Plan, collectively (the "Plans") of the Company. You have requested our opinion in connection with the issuance of common shares ("Common Shares"), without par value, of the Company, together with the associated rights to purchase Class A Junior Participating Preferred Shares, without par value, of the Company (the "Rights") under the Plans, which issuance is being registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 (the "Registration Statement").

      While we represent the Company on a regular basis, our advice and representation have been limited to the specific matters referred to us from time to time by the Company; accordingly, we may be unaware of certain matters of a legal nature concerning the Company.

     We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions expressed in this letter including, without limitation, the following:

     1.  A copy of the Company's Amended and Restated Articles of Incorporation;

     2.  A copy of the Company's Amended and Restated Code of Regulations;

     3.  The Plans;

     4. The Rights Agreement between the Company and National City Bank dated February 1, 1990; and

     5.  The minute books of the Company.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as an originals and the conformity to authentic original documents of all documents submitted to us as a certified, conformed or photostatic copies.

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     We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the law of the State of Ohio and the federal law of the United States of America.

     On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that when the Common Shares sold under the Plans are fully paid for as provided in the Plans, they will be validly issued, fully paid and nonassessable and that the Rights associated with each Common Share will be the valid and legally binding obligations of the Company.

     The above opinions are subject to the following additional limitations, qualifications and exceptions:

     A. The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect which relate to or limit creditors' rights generally;

     B. The effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

     C. Limitations imposed by or resulting from the exercise by any court of its discretion; and

     D. Limitations imposed by reason of generally applicable public policy principles or considerations.

     The opinions in this letter are rendered as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

     The opinions in this letter are rendered only to the Company and are intended to be used as an exhibit to the Registration Statement. The opinions may not be used by the Company for any other purpose, or relied upon by any other person, firm or entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

     We consent to the reference to our firm name under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 Very truly yours,

                                 /s/ Benesch, Friedlander, Coplan & Aronoff LLP

                                 BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP